SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2010

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	001-32194	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut		06854
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2010, Barry Schuler was elected to the Board of Directors (the “Board”) of EDGAR Online, Inc. (the “Company”) as the designee (the “Series C Director”) of the holders of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) pursuant to the Certificate of Designation (the “Certificate of Designation”) of the Series C Preferred Stock. He will also serve on the nominating and compensation committees of the Board.

The Company issued an aggregate of 87,016 shares of the Series C Preferred Stock on November 22, 2010, in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 23, 2010, among the Company, UBM Acquisition Corp. and UBmatrix, Inc. (“UBmatrix”), and the Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 23, 2010, among the Company and certain shareholders of UBmatrix. Mr. Schuler was a member of the board of directors of UBmatrix.

Pursuant to the Certificate of Designation, the Series C Director will be reimbursed for all costs and expenses incurred in attending Board meetings. Other than the Merger Agreement and the Purchase Agreement, there are no arrangements or understandings between Mr. Schuler and any other person pursuant to which he was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Schuler has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Schuler has not held any positions with the Company nor has any family relations with any directors or executive officers of the Company. The Company intends to enter into a director indemnification agreement with Mr. Schuler which shall contain substantially the same rights as are granted to the other directors of the Company in their indemnification agreements with the Company. Mr. Schuler will also receive the same compensation the Company currently provides to all of its directors, including an annual cash retainer, cash payments for serving on the compensation committee and stock option grants under the Company’s 2005 Stock Award and Incentive Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger Agreement and the Purchase Agreement, the Company designated a new series of preferred stock, the Series C Preferred Stock. A copy of the Certificate of Designation as filed with the Secretary of State of the State of Washington on November 22, 2010, was filed with the Securities and Exchange Commission with the Company’s Current Report on Form 8-K dated November 22, 2010 and is incorporated herein by reference.

On November 30, 2010, at a special meeting of the Board, the Board adopted a resolution amending the Company’s Amended and Restated Bylaws to fix the number of directors at seven.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

By:	/S/ DAVID PRICE
David Price
Chief Financial Officer

Dated: December 2, 2010